EXHIBIT 99.1

Vertex Energy, Inc. Announces Proposed $8.0 Million Public Offering of Common Stock

HOUSTON--(BUSINESS WIRE) November 13, 2013--Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today its intention to offer, subject to market and other conditions, shares of its common stock in an underwritten public offering. The Company currently estimates the size of the offering at $8.0 million, with an estimated additional $1.2 million subject to the underwriters’ over-allotment option described below. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering to cover over-allotments, if any. The Company intends to use the net proceeds from the offering for general corporate purposes, including potential acquisitions.  The final terms of the offering will depend on market and other conditions at the time of pricing, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Craig-Hallum Capital Group LLC is acting as sole book-running manager for the offering.

Vertex Energy intends to offer and sell these securities pursuant to its existing shelf registration statement (File No. 333-189107) filed with the Securities and Exchange Commission on June 5, 2013, as amended. A prospectus supplement describing the terms of the offering will be filed with the Securities and Exchange Commission and will form a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting the below book-running manager at the following address:

Craig-Hallum Capital Group LLC
222 South Ninth Street, Suite 350
Minneapolis, MN 55402
Telephone: 612-334-6342,
Email: jack.mccarthy@craig-hallum.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Vertex, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vertex Energy, Inc.

Vertex Energy, Inc. (NASDAQ:VTNR), is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. The Company also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at the Company’s facility, which uses a proprietary Thermal Chemical Extraction Process ("TCEP") technology. Based in Houston, Texas, Vertex Energy also has offices in Georgia and California. More information on the Company can be found at www.vertexenergy.com.

Forward-Looking Information

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations regarding the completion of the public offering. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results and the timing of events may vary materially from those expressed or implied by such forward-looking statements due to various important factors, including, without limitation, risks and uncertainties related to the Company’s business and the satisfaction of the conditions of the closing of the public offering. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.